Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Manhattan Pharmaceuticals, Inc. hereby certifies that, to the best of their knowledge:

(a)        the Annual Report on Form 10-K of Manhattan Pharmaceuticals, Inc. for the year ended December 31, 2009 the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)        information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Manhattan Pharmaceuticals, Inc.

Dated: March 31, 2010	S:/ Michael McGuinness
Michael G. McGuinness
Principal Executive Officer,
Chief Operating and Financial Officer